U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2012

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

License Agreement with Clean Coal Solutions, LLC

On July 27, 2012 (the “Effective Date”), we, ADA-ES, Inc. (“ADA”), entered into a Technology License Agreement (the “License Agreement”) with Clean Coal Solutions, LLC (“Clean Coal”), our 42.5% owned subsidiary, pursuant to which we granted Clean Coal a license (the “License”) to use, on an exclusive, non-transferable, royalty bearing basis, certain technology (the “M-45 Technology”), with the right to grant multiple tiered sublicenses, for the production of Refined Coal (as defined) in the United States and its territories and possessions. Refined Coal is defined as coal that has been treated using the M-45 Technology for purposes of reducing emissions of both NOx and mercury so that it qualifies for certain tax credits available under Section 45 of the Internal Revenue Code of 1986, as amended (the “Section 45 Tax Credits”). The License includes certain rights to use the M-45 Technology on various ranks or blends of coals in any type of coal-fired boiler, and is in addition to the license granted to Clean Coal for a different technology used to produce Refined Coal, known as the CyClean Technology, pursuant to the License Agreement dated November 3, 2006, as amended to date.

In addition to the rights described above, the License gives Clean Coal, on a limited, non-exclusive, non-transferable, royalty-bearing basis, with the right to sublicense (under specified terms to be approved by ADA prior to the sublicense being granted) to limited utilities that burn or have burned Refined Coal using the M-45 Technology to continue to use the M-45 Technology under certain circumstances for the purpose of “Mercury Only Emission Control” (which is the use of the M-45 Technology for the primary purpose of decreasing the emissions of mercury from coal-fired boilers using any type of coal or blend of coals, but without the intention of also decreasing emissions of nitrogen oxide (NOx) or otherwise qualifying for Section 45 Tax Credits or a Similar Tax Credit).

The License runs from the Effective Date through the later of the expiration of (i) the Section 45 Tax Credits for the production of Refined Coal, (ii) any similar tax credit subsequently enacted, but within one year of the expiration of the Section 45 Tax Credits (a “Similar Tax Credit”), which tax credit provides for the production of a coal-based fuel (pre-combustion) that emits, when combusted, a lower level of both NOx and mercury emissions, or (iii) the date on which Clean Coal or any sublicensee permanently ceases to provide Mercury Only Emission Control (as defined above).

The License excludes the use of the M-45 Technology or Licensed Property (as defined) in connection with the application of additives included in the M-45 Technology or the Licensed Property at any Powder River Basin (“PRB”) mines and sites (including coal processing sites) in the PRB, or during transportation of the PRB coal from such mines and sites to the first delivery point (i.e. during the originating mode of transportation by train, railcar or other methods), which rights have been granted to Arch Coal, Inc. under a Development and License Agreement we have with Arch Coal.

Pursuant to the License Agreement, we will receive royalties (the “Refined Coal Royalties”) equal to (i) a percent of the per-ton, pre-tax margin from future production of Refined Coal produced with the M-45 Technology from leased or sold Refined Coal facilities, (ii) a percentage of the Section 45 Tax Credits claimed by Clean Coal (or a Clean Coal affiliate), or their respective owners, on Refined Coal produced by a facility that Clean Coal does not monetize with a third party and instead opts to retain the Section 45 Tax Credits from that facility for its (or an affiliate’s) own benefit, net of all directly allocable operating expenses and all utility payments incurred by Clean Coal (or an affiliate) in connection with the production and sale of such Refined Coal, and (iii) a percent of the revenue, net of all direct expenses, received by Clean Coal as a direct result of Clean Coal’s exercise of the license for Mercury Only Emission Control described above. We are entitled to receive up to$10 million in prepaid royalty deposits upon the attainment of certain milestones, which amount includes an initial payment of $2 million made upon signing of the non-binding term sheet for the License Agreement in November, 2011. Clean Coal has the right to defer prepaid royalty deposit payments (subject to the accrual of interest on such deferred amounts) if it determines that it should do so in order to meet its capital needs. Prepaid royalty deposit payments made by Clean Coal but not credited against Clean Coal’s Refined Coal Royalty payment obligations in accordance with the License Agreement may become refundable by us in the event that no Refined Coal Royalties have been accrued or paid for a period of six (6) consecutive months and, in the reasonable opinion of Clean Coal, no Refined Coal Royalties are expected to be paid or accrued in the next ninety (90) day period, subject to our right to review and dispute the repayment amount.

Until such time as the prepaid royalty deposit payments have been fully amortized, Clean Coal is entitled to reduce the Refined Coal Royalties payable to us by 50% until the closing of a monetization transaction or commencement of operation by Clean Coal of a facility producing more than a specified number of tons of Refined Coal, at which time the reduction shall be lowered to 33 1/3%. Further adjustments to Refined Coal Royalties payable to us are provided for in the event it does not appear that Refined Coal Royalties payable over the term of the License Agreement will allow for the full amortization of prepaid royalties.

We have certain obligations to provide technical assistance to Clean Coal and its sublicensees during the term of the License Agreement, as well as certain obligations to protect and maintain the patents that underlie the M-45 Technology.

The License Agreement contains customary indemnification provisions for license agreements of its type, including indemnification by us for any losses suffered by Clean Coal as a result of any claims for infringement by the M-45 Technology as to intellectual property rights of any third party, as well as customary representations and warranties and liability limitation provisions.

Either party may terminate the License Agreement upon written notice to the other party if the other party commits a material breach of any representation, warranty, covenant or agreement contained in the License Agreement, generally with a right to cure a breach within 30 days.

Second Amendment to the Second Amended and Restated

Operating Agreement of Clean Coal Solutions, LLC

On August 1, 2012, we entered into a Second Amendment to the Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC (the “OA Amendment”) pursuant to which we made certain changes to Clean Coal’s existing Operating Agreement (as the same has been amended from time to time) to conform the agreement to the rights being granted to Clean Coal under the License Agreement described above. In addition, the OA Amendment deletes certain provisions of the existing Operating Agreement that are no longer applicable to Clean Coal’s business, adds an additional “at-large” member to the Clean Coal Board of Managers who is not affiliated with either us, NexGen Refined Coal, LLC or GSFS Investments I Corp., the other two members of Clean Coal, and revises the governance provisions to reflect the addition of the additional member of the Board of Managers.

Additional Information.

The information contained in this report is a summary of the terms of the Technology License Agreement and the Second Amendment to the Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC described above, and reference is made to the operative agreements for the complete terms of the agreements among the parties. As permitted by regulations of the United States Securities and Exchange Commission, we will file copies of the Technology License Agreement and the Second Amendment to the Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2012

ADA-ES, Inc. Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies Senior Vice President and Chief Financial Officer